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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83763) pertaining to the Employee Stock Options held by Michael P. Wallis; Form S-8 (No. 333-83829) pertaining to the IVI Checkmate Electronics, Inc. 401(K) Plan; Form S-8 (No. 333-32366) pertaining to the Plourde Computer Services, Inc. 1996 Key Management Stock Option Plan; Form S-8 (No. 333-32382) pertaining to the Employee Stock Options held by R. Lee Paulson; Form S-8 (No. 333-65749) pertaining to the Plourde Computer Services, Inc. 1991 Stock Option Plan; Form S-8 (No. 333-65259) pertaining to the IVI Checkmate Corp. 1998 Long-Term Incentive Plan and the IVI Checkmate Corp. Amended and Restated 1998 Directors Stock Option Plan; the Post-Effective Amendment No. 2 to the Form S-4 Registration Statement on Form S-8 (No. 333-53629) pertaining to the Checkmate Electronics, Inc. 1988 Employee Incentive Stock Option Plan, Checkmate Electronics, Inc. 1993 Stock Option Plan, Checkmate Electronics, Inc. 1994 Director's Stock Option Plan, International Verifact Inc. 1997 Stock Option Plan and Checkmate Electronics, Inc. Non-Incentive Stock Option Agreement; and the Post-Effective Amendment No. 5 to the Form S-4 Registration Statement on Form S-3 (No. 333-53629), pertaining to the registration of shares of common stock for issuance upon the exchange of exchangeable shares, of our report dated February 18, 2000, except for Note 14, as to which the date is February 22, 2000, with respect to the consolidated financial statements of IVI Checkmate Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 27, 2000